Exhibit 1.1

EXECUTION VERSION

14,000,000 Shares of Common Stock ($0.0001 Par Value)
Pre-Funded Warrants to Purchase 4,333,334 Shares of Common Stock
Common Warrants to Purchase 18,333,334 Shares of Common Stock
Novan, Inc.
UNDERWRITING AGREEMENT
February 27, 2020
H.C. Wainwright & Co., LLC
As Representative of the several
Underwriters named in Schedule I attached hereto
430 Park Avenue
New York, New York 10022
Ladies and Gentlemen:
Novan, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom H.C. Wainwright & Co., LLC is acting as representative (“you” or the “Representative”) an aggregate of (i) 14,000,000 shares (the “Firm Shares”) of the Issuer’s common stock, $0.0001 par value (the “Common Stock”), (ii) pre-funded warrants to purchase 4,333,334 shares of Common Stock at an exercise price of $0.0001 per share (the “Pre-Funded Warrants”) in the form attached hereto as Exhibit A and (iii) warrants to purchase 18,333,334 shares of Common Stock at an exercise price of $0.30 per share (the “Firm Warrants”) in the form attached hereto as Exhibit B. The shares of Common Stock underlying the Firm Warrants are hereinafter referred to as the “Firm Warrant Shares.” The shares of Common Stock underlying the Pre-Funded Warrants are hereinafter referred to as the “Pre-Funded Warrant Shares.” The Firm Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Firm Warrants and the Firm Warrant Shares are hereinafter referred to as the “Firm Securities.” The Issuer also proposes to sell to the Underwriters, at the option of the Underwriters, up to (i) an additional 2,750,000 shares (the “Option Shares” and together with the Firm Shares, the “Shares”) of Common Stock, and/or (ii) additional warrants to purchase 2,750,000 shares of Common Stock at an exercise price of $0.30 per share of Common Stock (the “Option Warrants” and together with the Firm Warrants, the “Common Warrants,” and the Common Warrants, together with the Pre-Funded Warrants, the “Warrants”) in the form attached hereto as Exhibit B. The shares of Common Stock underlying the Option Warrants are hereinafter referred to as the “Option Warrant Shares.” The Firm Warrant Shares and the Option Warrant Shares are hereinafter referred to as the “Common Warrant Shares”; and the Common Warrant Shares and the Pre-Funded Warrant Shares are hereinafter referred to as the “Warrant Shares.” The Option Shares, the Option Warrants and the Option Warrant Shares are hereinafter referred to as the “Option Securities.” The Representative’s Warrants (as defined in Section 2(c) of this Agreement) and the shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative Warrant Shares”) are collectively referred to herein as the “Representative’s Securities.” The Firm Securities, the Option Securities and the Representative’s Securities are hereinafter referred to as the “Securities.”
The respective amounts of the Firm Securities and Option Securities to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.
As the Representative, you have advised the Issuer (a) that you are authorized to enter into this underwriting agreement (the “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities and Option Securities set forth opposite their respective names in Schedule I hereto.
The Issuer has prepared a registration statement on Form S-3 (File No. 333-220761) with respect to the Securities pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each preliminary prospectus included in such registration statement and any preliminary prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424 of the Rules and

Regulations, in each case relating to the Securities; “Pricing Prospectus” means the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); “Prospectus” means the prospectus in the form first used to confirm sales of Securities; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A, 430B or 430C of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Securities; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities. If the Issuer has filed an abbreviated registration statement to register additional shares of Common Stock or warrants pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time” is February 27, 2020, at 11:00 pm (Eastern time) on the date of this Agreement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.
In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.
The Issuer represents and warrants to each of the Underwriters as of the date hereof, as of the Firm Securities Closing Date (as defined herein) and as of each Option Securities Closing Date (as defined herein) (if any), as follows:
(a)    The Registration Statement has been filed with the Commission under the Securities Act and has been declared effective under the Securities Act. No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such registration statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration Statement complies, and any further amendments or supplements to the Registration Statement will comply, in all material respects with the requirements of the Securities Act and the Rules and Regulations. The Issuer meets the requirements for use of Form S-3 under the Securities Act. The sale of the Securities hereunder meets the requirements of General Instruction I.B.1 of Form S-3. The Prospectus and the Pricing Prospectus each complies and, as amended or supplemented, will comply, in all material respects with the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof and each Closing Date (as defined below) the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on each Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by any Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto, taken together with the final pricing information and description of the material terms of the Warrants set forth on Schedule II(c) (collectively, the “Disclosure Package”) as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus that is listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; and any Issuer Free Writing Prospectus listed on Schedule II(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use therein, such information being listed in Section 13 below.

(b)    (i) At the time of filing the Registration Statement and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.
(c)    (i) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or at the time they were filed with the Commission, conformed in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations, and, when read together with the other information in the Prospectus, (A) at the Effective Time of the Registration Statement, (B) on the date of this Agreement, (C) at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Registration Statement in which the Prospectus is included and (D) on each Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d)    Each such Issuer Free Writing Prospectus listed in Schedule II(a) or Schedule II(b) complied in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).
(e)    This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.
(f)    The Pre-Funded Warrants are in the form of Exhibit A hereto, the Common Warrants are in the form of Exhibit B hereto and the Representative’s Warrants are in the form of Exhibit C hereto. The Warrants to be sold by the Issuer have been duly authorized, and when executed and delivered by the Issuer, will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Representative’s Warrants to be issued by the Issuer have been duly authorized, and when executed and delivered by the Issuer, will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally, and subject to general principles of equity.
(g)    The Issuer and its subsidiaries each have been duly organized and validly exist as a corporation in good standing under the laws of the respective jurisdiction in which they are organized and formed, with organizational power and authority to own or lease its respective properties and conduct its business as described in the Prospectus and the Disclosure Package. The Issuer’s only subsidiaries are Novan Therapeutics LLC, a company duly organized and validly existing under the laws of North Carolina, and Novan Therapeutics, Limited, a company duly organized and validly existing under the laws of Ireland (its “subsidiaries”). The Issuer and its subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of its respective business requires such qualification; except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer, whether or not arising from transactions in the ordinary course of business, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Shares, the Warrant Shares or the Representative Warrant Shares from being accepted for listing on, or resulting in delisting of the Shares, the Warrant Shares or the Representative Warrant Shares from the Nasdaq Global Market (the occurrence of any of the foregoing events in clauses (i), (ii) or (iii) being a “Material Adverse Effect”).

(h)    The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights exist or are applicable with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock, other than such rights that have been waived or otherwise satisfied and disclosed in the Registration Statement, the Prospectus or the Disclosure Package. The Warrant Shares have been duly and validly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Issuer upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal, registration rights or similar rights and will conform to the description thereof contained in the Prospectus or the Disclosure Package in all material respects. The Representative Warrant Shares have been duly and validly authorized and reserved for issuance pursuant to the terms of the Representative’s Warrants, and when issued by the Issuer upon valid exercise of the Representative’s Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal, registration rights or similar rights and will conform to the description thereof contained in the Prospectus or the Disclosure Package in all material respects.
(i)    The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package in all material respects. Immediately after the issuance and sale of the Securities to the Underwriters, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer, except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package. All of the issued and outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance in all material respects with all applicable securities laws, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.
(j)    The financial statements of the Issuer and its subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer and its subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus or the Disclosure Package that are not included as required. The summary financial data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer and its subsidiaries. No other financial statements are required to be included in the Registration Statement, the Disclosure Package or the Prospectus.
(k)    The Issuer and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The disclosure set forth in Item 9A of the Issuer’s Annual Report on Form 10-K filed on February 24, 2020, regarding its internal controls over financial reporting, is accurate and complete in all material respects and the Issuer is not aware of any material weakness in its internal controls over financial reporting.
(l)    BDO USA, LLC, which has certified certain financial statements of the Issuer and its subsidiaries and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations.

(m)    There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or its subsidiary before any court or administrative or regulatory agency or otherwise (i) that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described or (ii) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.
(n)    No labor problem or dispute with the employees of the Issuer or its subsidiary exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers, that might, individually or in the aggregate, have a Material Adverse Effect. To the Issuer’s knowledge, no union organizing activities are currently taking place concerning the employees of the Issuer or its subsidiary and, there has been no material violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Issuer or its subsidiary.
(o)    The Issuer and its subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount. The Issuer occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package.
(p)    The Issuer and its subsidiaries have filed, or have properly requested extensions for, all material federal, state, local, foreign and other tax returns which have been required to be filed by or with respect to it, and have paid all taxes shown on said tax returns and all written assessments received by each to the extent that such taxes have become due and payable, except for any such taxes as are being contested in good faith and for which adequate reserves for accrual have been established in accordance with GAAP. All material amounts of the tax liabilities of the Issuer and its subsidiaries have been adequately provided for in the financial statements of the Issuer and its subsidiaries as required in accordance with GAAP, and the Issuer does not know of any actual or proposed additional material tax assessments.
(q)    There are no transfer taxes or other similar taxes under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Securities.
(r)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, except as set forth in the Registration Statement and the Prospectus, or contemplated thereby, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or its subsidiary, other than transactions described in the Prospectus and the Disclosure Package. The Issuer and its subsidiaries have no material contingent obligations or liabilities that are not disclosed in the Issuer’s and its subsidiary’s financial statements in the Registration Statement and the Prospectus.
(s)    Since the date of the most recent financial statements of the Issuer included in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Issuer, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Issuer, other than stock issued, or equity awards granted, pursuant to the Issuer’s equity incentive plans disclosed in the Disclosure Package; (ii) the Issuer and its subsidiaries have not entered into any transaction or agreement that is material to the Issuer or incurred any liability or obligation, direct or contingent, that is material to the Issuer; and (iii) the Issuer and its subsidiaries have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.
(t)    The Issuer and its subsidiaries are not, nor with the giving of notice or lapse of time or both, will the Issuer and its subsidiaries be, in violation of or in default under (i) its Certificate of Incorporation (“Charter”) or Bylaws or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, in the case of this clause (ii), which default has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. With respect to those agreements, leases, contracts, indentures or other instruments or obligations under clause (ii) above, which are material to the Issuer, the Issuer and its subsidiaries have not received or sent notice of termination or intentions to terminate, and no such termination has been threatened to the Issuer’s knowledge, except those that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement, the Warrants and the Representative’s Warrants, the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or its subsidiary is a party, (y) the Charter or Bylaws of the Issuer and its subsidiaries or (z) any order, rule or regulation applicable to the Issuer and its subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer and its subsidiaries, except in the case of clauses (x) and (z) where such conflict, breach or default would not individually or in the aggregate have a Material Adverse Effect.
(u)    No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions contemplated hereby (except such as have been already obtained or made and are in full force and effect, or such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Global Market, or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws).
(v)    The Issuer and its subsidiaries have all licenses, certifications, permits, franchises, approvals, clearances, exemptions and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct their businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Issuer and its subsidiaries (and to Issuer’s knowledge, after reasonable inquiry, each third party carrying out activities on Issuer’s and its subsidiary’s behalf) have fulfilled and performed all of its material obligations with respect to the Permits, and to the Issuer’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer and its subsidiaries under such Permits or of any Permit of any third party carrying out activities on Issuer’s and its subsidiary’s behalf.
(w)    To the Issuer’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Issuer’s officers, directors or 5% or greater security holders, required to be disclosed in the Registration Statement, except as set forth in the Registration Statement.
(x)    Neither the Issuer and its subsidiaries, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares and the Warrant Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act.
(y)    The Issuer is not an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).
(z)    All documents filed by the Issuer pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(aa)    The Issuer and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of their businesses and the value of its properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer and its subsidiaries or any of their business, assets, employees, officers and directors are in full force and effect, and the Issuer and its subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Issuer or its subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.
(bb)    The Issuer and its applicable employee benefit plans are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer could have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
(cc)    Other than as contemplated by this Agreement, the Issuer and its subsidiaries have not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(dd)    The Issuer and its subsidiaries do not own, directly or indirectly, any shares of capital stock and do not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other similar entity.
(ee)    There are no statutes, regulations, contracts or other documents (including, without limitation, any stockholders’ agreement, investor rights agreement or voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Issuer and its subsidiaries have not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer, its subsidiary or any other party to any such contract or agreement, in each case except to the extent described in the Registration Statement, Prospectus or the Disclosure Package.
(ff)    The Issuer and its subsidiaries (A) are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”), and (B) do not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, nor are subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, in each case as would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.
(gg)    No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer, by its subsidiary, by any of its officers, directors, employees or agents or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer and its subsidiaries, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer, nor its subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or its subsidiary has, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer and its subsidiaries.
(hh)    Except to the extent described in the Prospectus and the Disclosure Package, the Issuer and its subsidiaries own, license, or otherwise have rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their businesses as currently carried on and as proposed to be carried on as described in the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Prospectus and the Disclosure Package, (i)

no third parties have obtained or will be able to establish any interest in or rights to any such Intellectual Property from the Issuer and its subsidiaries, other than licenses granted in the ordinary course; (ii) to the Issuer’s knowledge, there is no infringement, misappropriation, or other violation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s or its subsidiary’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer or its subsidiary has infringed, misappropriated or violated, does infringe, misappropriate or otherwise violate, or would upon further development or commercialization of any product, product candidates, or services described in the Prospectus and the Disclosure Package as under development, infringe, misappropriate or violate, any Intellectual Property of others, and the Issuer is unaware of any facts which would form a basis for any such claim; (vi) to the Issuer’s knowledge there is no patent or patent application that contains claims that would interfere with or cover (or may interfere with or cover) the claims of any patent or patent application included in the Issuer’s and its subsidiary’s Intellectual Property described in the Prospectus or the Disclosure Package or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Issuer is aware that may render any patent held by the Issuer and its subsidiaries invalid or that would preclude the issuance of any patent on any patent application held by the Issuer and its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or, if required to be disclosed, to a relevant foreign patent authority, as the case may be; (viii) the Issuer and its subsidiaries have not committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part; (ix) to the Issuer’s knowledge, the claims of the issued patents included in its Intellectual Property are valid and enforceable and the Issuer is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending application included in the Issuer’s and its subsidiary’s Intellectual Property; (x) the manufacture, use and sale of the products or product candidates described in the Prospectus and the Disclosure Package as under development by the Issuer and its subsidiaries fall within the scope of one or more claims of the patents or patent applications included in the Issuer’s and its subsidiary’s Intellectual Property; (xi) the Issuer and its subsidiaries have taken reasonable steps necessary to secure the interest of the Issuer and its subsidiaries in its respective Intellectual Property purported to be owned by the Issuer or its subsidiary from any employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (xii) there are no outstanding options, licenses or agreements of any kind relating to the Issuer’s and its subsidiary’s Intellectual Property or Intellectual Property of any other person or entity that are required to be described in the Prospectus and the Disclosure Package that are not so described therein; and (xiii) no governmental agency, facilities or resources of a university, college, other educational institution or research center has asserted any claim or right in or to any such Issuer’s and its subsidiary’s Intellectual Property. To the Issuer’s knowledge, none of the technology employed by the Issuer and its subsidiaries has been obtained or is being used by the Issuer in violation of the rights of any person or third party.
(ii)    The conduct of business by the Issuer and its subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws (whether national or regional), statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business and operations, including, without limitation, (a) the Federal Food, Drug and Cosmetic Act (the “FD&C Act”), (b) the Occupational Safety and Health Act, (c) the Environmental Protection Act, the Toxic Substances Control Act and Laws applicable to hazardous or regulated substances and radioactive or biologic materials (d) the federal Anti-Kickback Statute, (e) the False Claims Act, (f) the Stark law, (g) the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act (“HIPAA”), (h) the federal False Statements Act, (i) the federal Program Fraud Civil Penalties Act, (j) the Public Health Service Act, (k) licensing and certification Laws covering any aspect of the business or operations of the Issuer and its subsidiaries, (l) similar federal, state, local and foreign (whether national or regional) Laws and (m) the regulations promulgated pursuant to all such Laws. The Issuer and its subsidiaries have not received any written notification asserting, nor has knowledge of, any present or past failure by it to comply with, or violation of, any such Laws.

(jj)    Except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package (and to the Issuer’s knowledge, after due inquiry, with respect to such trials, studies or tests conducted, monitored, or supervised by third parties), the pre-clinical, clinical, and other studies, tests and research conducted by or on behalf of or sponsored by the Issuer and its subsidiaries are, and at all times have been, conducted in all material respects in accordance with the FD&C Act and the regulations and guidelines promulgated thereunder, including all U.S. Food and Drug Administration (“FDA”) regulations and guidelines governing clinical trials, including good laboratory practice and good clinical practice regulations, as well as other applicable federal, state, local and foreign (whether national or regional) Laws, and consistent with the protocols submitted to the FDA or any other applicable regulatory authority and procedures and controls generally used by qualified experts in the pre-clinical and clinical development of drugs. The descriptions of the results of such trials, studies, tests and research that have been submitted to the FDA or other governmental authority as the basis for a Permit are accurate and complete in all material respects and fairly present the data derived from such trials, studies, tests and research, and the Issuer does not have any knowledge of any other trials, studies, tests or research the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Prospectus and the Disclosure Package. Except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package, no safety concerns have emerged with respect to any clinical or pre-clinical trials, studies, tests or research that are described in the Registration Statement, the Prospectus and the Disclosure Package, or the results of which are referred to in the Registration Statement and the Prospectus, and the Issuer and its subsidiaries have reported all adverse events and potential safety concerns that are required by Law to be reported to FDA or any other applicable regulatory authority. Except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer and its subsidiaries have not received any notices or other correspondence from the FDA or any other governmental agency with respect to any clinical or pre-clinical trials, studies, tests or research that are described in the Registration Statement, the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement and the Prospectus that require the termination, suspension, delay or modification of such trials, studies, tests or research, otherwise require the Issuer or its subsidiary to engage in any remedial activities with respect to such trials, studies, tests or research, or threaten to impose or actually impose any fines or other disciplinary actions.
(kk)    All the operations of the Issuer and its subsidiaries, and, to the best of the Issuer’s knowledge, all the manufacturing facilities and operations of the Issuer’s and its subsidiary’s suppliers and manufacturers of product candidates and the components thereof that are intended to be used in clinical trials are in compliance in all material respects with applicable FDA and other governmental regulations, including current good manufacturing practice regulations and applicable standards set forth in FDA guidance documents, the FD&C Act and other applicable federal, state, local or foreign (whether national or regional) Laws.
(ll)    The information contained in the Registration Statement and the Prospectus that constitutes “forward-looking” information within the meaning of the Securities Act was made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.
(mm)    The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Issuer or its subsidiary with respect to the Money Laundering Laws is pending or, to the Issuer’s knowledge, threatened.
(nn)    None of the Issuer, its subsidiaries and, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Issuer and its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Issuer and its subsidiaries will not directly or indirectly knowingly use the proceeds of the offering hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(oo)    Neither the Issuer, nor its subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer and its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).
(pp)    Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, to the Issuer’s knowledge the Issuer and its subsidiaries have not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor do the Issuer and its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.
(qq)    All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Issuer reasonably and in good faith believes to be reliable and accurate.
(rr)    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(ss)    There is and has been no failure on the part of the Issuer, its subsidiaries and any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
(tt)    The Issuer and its subsidiaries have established and maintain “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act; the Issuer’s and its subsidiaries’ “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, including controls and procedures reasonably designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Issuer required under the Exchange Act with respect to such reports.
(uu)    There are no business relationships or related-party transactions involving the Issuer, its subsidiary or any other person required to be described in the Prospectus and the Disclosure Package which have not been described as required.
(vv)    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer or its subsidiaries to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. The Issuer and its subsidiaries have not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer.
(ww)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies” incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly summarizes the accounting policies which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and its subsidiaries and which require management’s most difficult, subjective or complex judgments.
(xx)    Neither the Issuer, nor its subsidiaries nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer, nor its subsidiary, nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than (i) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants or (ii) as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package.
(yy)    (i) Since September 20, 2016, through the date hereof, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”); and (ii) the Issuer (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Issuer has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Disclosure Package as of the Applicable Time, did not, and as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(zz)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
Any certificate signed by any officer of the Issuer and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.
2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.
On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth:
(a)    The Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Issuer the respective number of Firm Securities set forth under such Underwriter’s name in Schedule I hereto, subject to adjustments in accordance with Section 9 hereof, at a purchase price of $0.278907 per Share, $0.278807 per Pre-Funded Warrant and $0.000093 per Common Warrant (the “Purchase Price”); provided that the Purchase Price for any Shares, Pre-Funded Warrants or Common Warrants to be distributed to the persons listed on Schedule III hereto (collectively, the “Schedule III Investors”) shall be $0.287904 per Firm Share, $0.287804 per Pre-Funded Warrant and $0.000096 per Firm Warrant (the “Schedule III Purchase Price”). Payment for the Firm Securities to be sold hereunder is to be made in immediately available funds against delivery of Firm Securities to the Representative for the several accounts of the Underwriters. Such payment is to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Firm Securities Closing Date.” Delivery of the Shares shall be made through the facilities of the Depository Trust Company and delivery of Warrants shall be made by physical delivery to be received by the Representative no later than two (2) business days following the applicable Closing Date. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. As used herein, “Closing Date” means any Firm Securities Closing Date or Option Securities Closing Date (as defined below).
(b)    In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to any combination of 2,750,000 Option Shares and/or 2,750,000 Option Warrants at the Purchase Price or Schedule III Purchase Price, as applicable. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Issuer, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares and/or Option Warrants as to which the Underwriters are exercising the option and (ii) the time, date and place at which delivery of the Option Shares and/or Option Warrants will occur (which time and date may be simultaneous with, but not earlier than, the Firm Securities Closing Date; and in the event that such time and date are simultaneous with the Firm Securities Closing Date, the term “Firm Securities Closing Date” shall refer to the time and date of the delivery of the Firm Securities and such Option Securities). Any such time and date of delivery, if subsequent to the Firm Securities Closing Date, is called an “Option Securities Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.
If any Option Shares and/or Option Warrants are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Securities to be purchased as the number of Firm Securities set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Securities and (b) the Issuer agrees to sell the number of Option Securities set forth in the first paragraph of this Agreement (subject to such adjustments to eliminate fractional shares as the Representative may determine). The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Issuer.
(c)    The Issuer hereby agrees to issue to the Representative (and/or its designees) on the Firm Securities Closing Date and each Option Securities Closing Date, as the case may be, warrants (the “Representative’s Warrants”) to purchase a number of shares of Common Stock equal to (i) three percent (3.0%) of the aggregate number of Shares and/or shares of Common Stock underlying Pre-Funded Warrants issued on such date and distributed to persons other than Schedule III Investors and (ii) one and one half percent (1.5%) of the aggregate number of Shares and/or shares of Common Stock underlying Pre-Funded Warrants issued on such date and distributed to Schedule III Investors. The Representative’s Warrants shall be in the form attached hereto as Exhibit C and shall be exercisable, in whole or in part, immediately, expiring on the five-year anniversary of the date hereof, at an initial exercise price of $0.375 per share of Common Stock, which is equal to one hundred and twenty-five percent (125%) of the public offering price per Share and accompanying Common Warrant. The Issuer shall deliver the certificates for the Representative’s Warrants in definitive form, in such denominations and registered in such names as the Representative or its designees request, to the Representative or its designees on the Firm Securities Closing Date and each Option Securities Closing Date, as the case may be.
(d)    At the Firm Securities Closing Date and each Option Securities Closing Date, the Issuer shall pay the Representative a management fee equal to 1.0% of the gross proceeds raised at the Firm Securities Closing Date and each Option Securities Closing Date.
3. OFFERING BY THE UNDERWRITERS.
It is understood that the several Underwriters are to make a public offering of the Firm Securities and Option Securities as soon as the Representative deems it advisable to do so. The Firm Securities and Option Securities are to be initially offered to the public at the public offering price set forth in the Prospectus.
It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Firm Securities and Option Securities in accordance with this Agreement.
4. COVENANTS.
(a)    The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters.
(b)    The Issuer has not distributed and without the prior consent of the Representative, it will not distribute any prospectus, Testing-the-Waters Communication or other written offering material (including, without limitation, any offer relating to the Securities that would constitute a Free Writing Prospectus) in connection with the offering and sale of the Securities, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representative is listed on Schedule II(a) or Schedule II(b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which any Issuer Free Writing Prospectus which is then in use would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
(c)    The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.
(d)    The Issuer will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.
(e)    The Issuer will cooperate with the Representative in endeavoring to qualify the Securities for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.
(f)    The Issuer will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectuses as the Representative may reasonably request. The Issuer will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. At the request of the Representative, the Issuer will deliver to the Representative at or before each Closing Date, four copies of the signed Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.
(g)    The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If the Pricing Prospectus is being used to solicit offers to buy Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Pricing Prospectus in order to make the statements therein (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto), in the light of the circumstances existing at such time, not misleading, or any event shall occur as a result of which, the information in the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto) conflicts with information contained in the Registration Statement then on file or if it is necessary at any time to amend or supplement the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto) to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Pricing Prospectus so that the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances at such time, be misleading, or so that the Pricing Prospectus will comply with the law. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer (or in lieu thereof the notice referred to in Rule 173 under the Securities Act), any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is so delivered, be misleading, or so that the Prospectus will comply with the law.
(h)    Prior to the Firm Securities Closing Date, the Issuer will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Issuer, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representative unless in the judgment of the Issuer and its counsel, and after notification to the Representative, such press release or communication is required by law.
(i)    The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
(j)    Prior to each Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.
(k)    Beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, the Issuer will not (i) issue, sell, offer to sell (which includes any offers, issuances or sales by the Issuer under its Common Stock Purchase Agreement with Aspire Capital Fund, LLC, dated as of August 30, 2019 (the “Aspire Agreement”)), contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any common stock of the Issuer or any other securities of the Issuer that are substantially similar to its common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any common stock of the Issuer or any other securities of the Issuer that are substantially similar to its common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, other than any registration statement on Form S-8 filed to register securities to be offered under any of the Issuer’s employee benefit or equity incentive plans disclosed in the Registration Statement, and the new universal shelf registration statement on Form S-3 (No. 333-236583), which also registers warrant shares underlying certain outstanding warrants of the Issuer (the “New Shelf Registration Statement”) and any pre-effective amendment to the New Shelf Registration Statement for purposes of registering the Warrants on the New Shelf Registration Statement (provided, however, that the Issuer shall not be permitted to do a takedown off of the New Shelf Registration Statement during the Lock-up Period without the prior written consent of the Representative); (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock of the Issuer or any other securities of the Issuer that are substantially similar to its common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common stock of the Issuer or any other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, (B) issuances of common stock of the Issuer upon the conversion of securities or the exercise of options, stock appreciation rights or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), Disclosure Package and the Prospectus, provided that such securities, options, stock appreciation rights and warrants have not been amended since the date of this Agreement to increase the number of such securities, options, stock appreciation rights or warrants or to decrease the exercise price, exchange price or conversion price of such securities, options, stock appreciation rights or warrants (other than in connection with stock splits or combinations) or to extend the term of such securities, options, stock appreciation rights or warrants, or (C) issuances of common stock of the Issuer (including pursuant to restricted stock awards, restricted stock units and upon the exercise of options or stock appreciation rights) and grants of equity-based awards to employees, officers or directors of the Issuer pursuant to any employee stock option plan, employee stock incentive plan, employee stock purchase plan, employee dividend reinvestment plan or any other employee benefit plan of the Issuer described in the Disclosure Package and the Prospectus for services rendered to the Issuer (the issuances described in clauses (B) and (C) above, “Exempt Issuances”).
(l)    The Issuer will use its reasonable best efforts to list, subject to notice of issuance, the Shares and any Warrant Shares and Representative Warrant Shares on the Nasdaq Global Market.
(m)    The Issuer has caused each officer and director to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer or other capital stock of the Issuer, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 60 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative (“Lockup Agreements”).
(n)    From the date hereof until the 12-month anniversary of the Firm Securities Closing Date, the Issuer shall be prohibited from effecting or entering into an agreement to effect any issuance by the Issuer or any of its subsidiaries of Common Stock or any securities of the Issuer or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Issuer (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Issuer or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Issuer may issue securities at a future determined price, including the Aspire Agreement, provided that, for the avoidance of doubt, the presence of a customary anti-dilution protection provision shall not, in itself, cause a transaction to be deemed a Variable Rate Transaction. Notwithstanding the foregoing, in the event that, after the 60th day following the date of this Agreement, the VWAP (as defined below) is greater than $0.375 (subject to adjustment for reverse and forward stock splits, stock dividends, recapitalizations and other similar transactions affecting the Common Stock after the Closing Date) for five consecutive Trading Days (as defined below), the Issuer will no longer be subject to this Section 4(n) at such time. Any Underwriter shall be entitled to obtain injunctive relief against the Issuer to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the board of directors of the Issuer. “Trading Day” means a day on which the Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
(o)    The Issuer shall apply the net proceeds of its sale of the Securities in all material respects as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.
(p)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

5. COSTS AND EXPENSES.
The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) the cost of preparing and printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign securities or Blue Sky law (including the reasonable legal fees and filing fees and other disbursements of outside counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (iv) the filing fees of the Commission and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the costs and expenses of qualifying the Shares, Warrant Shares and Representative Warrant Shares for inclusion in the book-entry settlement system of the Depositary Trust Company; (v) the filing fees and expenses (including reasonable legal fees of outside counsel for the Underwriters and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Securities; (vi) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto; (vii) the listing fee of the Nasdaq Global Market and any related fees; (viii) the costs and expenses of the Issuer relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel, lodging and other expenses incurred by the officers of the Issuer and any such consultants, (ix) $50,000 for non-accountable expenses of the Underwriters, (x) the fees and disbursements of outside counsel for the Underwriters and other out-of-pocket expenses up to a maximum of $100,000, (xi) clearing fees of up to a maximum of $12,900 and (xii) payments of the costs associated with the use of a third-party electronic road show service.
The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those provided under clauses (iii), (v), (ix) and (x) in the previous paragraph) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable and actual out-of-pocket expenses, including all fees and disbursements of outside counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder.
6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.
The several obligations of the Underwriters to purchase the Firm Securities on the Firm Securities Closing Date and the Option Securities as of each Option Securities Closing Date (if any), are subject to the accuracy, as of each Closing Date of the representations and warranties of the Issuer and its subsidiaries contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:
(a)    The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A, Rule 430B and Rule 430C of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of each Closing Date which would prevent the issuance of the Securities.

(b)    The Representative shall have received on each Closing Date the opinion and negative assurance letter of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, counsel for the Issuer, in form and substance satisfactory to the Representative and Lowenstein Sandler LLP, counsel for the Underwriters.
(c)    The Representative shall have received on each Closing Date the opinion of Myers Bigel LLP, intellectual property counsel for the Issuer, in form and substance satisfactory to the Representative and Lowenstein Sandler LLP, counsel for the Underwriters.
(d)    The Representative shall have received on each Closing Date the opinion of Latham & Watkins LLP, regulatory counsel for the Issuer, in form and substance satisfactory to the Representative and Lowenstein Sandler LLP, counsel for the Underwriters.
(e)    The Representative shall have received from Lowenstein Sandler LLP, counsel for the Underwriters, an opinion and negative assurance letter dated each Closing Date with respect to such matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
(f)    The Representative shall have received, on the date hereof and each Closing Date, a letter dated the date hereof and such Closing Date, as applicable, in form and substance satisfactory to you, of BDO USA, LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and accounting information contained in the Registration Statement and the Prospectus.
(g)    The Representative shall have received on each Closing Date a certificate or certificates of the Issuer’s Chief Executive Officer and Principal Financial Officer to the effect that, as of each Closing Date each of them severally represents, on behalf of the Issuer and not in their individual capacities, as follows:
(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to their knowledge, contemplated by the Commission and the Issuer and its subsidiaries have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;
(ii) The representations and warranties of the Issuer and its subsidiaries contained in Section 1 hereof are true and correct as of such Closing Date;
(iii) All filings required to have been made pursuant to Rules 424 or 430A, Rule 430B and Rule 430C under the Securities Act have been made;
(iv) They have carefully examined the Registration Statement and the Prospectus and, to their knowledge, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and
(v) Since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; (ii) the Issuer and its subsidiaries have not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (iii) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s or its subsidiary’s employee benefit plans) or long-term debt of the Issuer and its subsidiaries.
(h)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), prevent the issuance or sale of the Securities by the Issuer; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), prevent the issuance or sale of the Securities by the Issuer.
(i)    The Representative shall have received on and as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), satisfactory evidence of the good standing of the Issuer in its jurisdictions of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(j)    The Issuer shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
(k)    The Shares, Warrant Shares and Representative Warrant Shares shall have been approved for listing upon notice of issuance on the Nasdaq Global Market.
(l)    FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.
(m)    The Lockup Agreements described in Section 4(m) shall be in full force and effect.
The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are satisfactory to the Representative and to Lowenstein Sandler LLP, counsel for the Underwriters.
If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative.
In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
7. CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.
The obligations of the Issuer to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at each Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
8. INDEMNIFICATION.
(a)    The Issuer agrees:
(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (C) any Written Testing-the-Waters Communication or (D) any road show as defined in Rule 433(h) under the Securities Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any road show in reliance upon and in conformity with written information furnished to the Issuer by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 13 below.
(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
(b)    Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, in any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, or road show (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, in any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus, or road show in reliance upon and in conformity with written information furnished to the Issuer by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 13 below.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the outside counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local outside counsel) for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
(d)    If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, any Issuer Free Writing Prospectus, or road show each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.
(f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.
9. DEFAULT BY UNDERWRITERS.
If, on the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares and warrants with respect to which such default shall occur does not exceed 10% of the Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares and warrants with respect to which such default shall occur exceeds 10% of the Securities covered hereby, the Issuer or you as the Representative of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, such Closing Date may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
10. NOTICES.
All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	H.C. Wainwright & Co., LLC
45 Park Avenue
New York, New York 10022
Attention: Richard Gormley, Vice Chairman & President of Capital Markets

if to the Issuer, to	Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560
Attention: Paula Brown Stafford, President and Chief Executive Officer
11. TERMINATION.
The Representative shall have the right to terminate this Agreement at any time prior to each Closing Date if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Issuer’s securities or securities in general; or (ii) trading on the NYSE or Nasdaq shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Prospectus; or (v) any of the events described in Section 1(r) shall have occurred or the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 11 shall be in writing.
12. SUCCESSORS
This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Firm Securities or Option Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.
The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the information contained in the first sentence of the first paragraph under “Discounts, Commissions and Expenses” and the paragraphs under “Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in each Preliminary Prospectus and the Prospectus.
14. RESEARCH INDEPENDENCE
The Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.
15. NO FIDUCIARY DUTY
Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:
(a)    nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;
(b)    the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities;
(c)    the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arm’s-length negotiations;
(d)    any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and
(e)    the Underwriters may have financial interests in the success of the offering of the Securities that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the Securities and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.
The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.
16. MISCELLANEOUS
The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Underwriters and the Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, except that the terms and conditions of the engagement letter, dated as of February 12, 2020, between the Issuer and the Representative, shall survive and remain in full force and effect.
This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[Remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

NOVAN, INC.

By: /s/ Paula Brown Stafford
Name: Paula Brown Stafford
Title: President and Chief Executive Officer
The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.
H.C. WAINWRIGHT & CO., LLC
As the Representative of the several
Underwriters listed on Schedule 1

By: H.C. WAINWRIGHT & CO., LLC
By: /s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I
SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased	Number of Pre-Funded Warrants to be Purchased	Number of Firm Warrants to be Purchased	Number of Option Warrants to be Purchased
H.C. Wainwright & Co., LLC	14,000,000	2,750,000	Warrants to Purchase 4,333,334 Shares of Common Stock	Warrants to Purchase 18,333,334 Shares of Common Stock	Warrants to Purchase 2,750,000 Shares of Common Stock

SCHEDULE II(a)
Materials Other than the Pricing Prospectus that Comprise the Disclosure Package:
None.

SCHEDULE II(b)
Issuer Free Writing Prospectuses Not Included in the Disclosure Package
None.

SCHEDULE II(c)
Pricing Information and Material Terms of the Warrants
Number of Firm Shares: 14,000,000
Number of Option Shares: 2,750,000
Number of Pre-Funded Warrants: Warrants to purchase 4,333,334 shares of Common Stock
Number of Firm Warrants: Warrants to purchase 18,333,334 shares of Common Stock
Number of Option Warrants: Warrants to purchase 2,750,000 shares of Common Stock
Price to Public per combined Share and Related Common Warrants: $0.30
Price to Public per combined Pre-Funded Warrant and Related Common Warrants: $0.2999
Price to Public per Firm Share and Option Share: $0.2999
Price to Public per Firm Warrant and Option Warrant: $0.0001
Underwriting Discounts and Commissions: 7%; 4% for Schedule III Investors
Estimated Gross Proceeds to the Issuer assuming the exercise of all Pre-Funded Warrants, assuming no exercise of the over-allotment option): $5.5 million
Other Material Terms of the Warrants:
Pre-Funded Warrant Exercise Price: $0.0001
Common Warrant Exercise Price: $0.30
Exercise Term: Five years
The Common Warrants contain customary black scholes election in certain fundamental transactions

SCHEDULE III
Certain Investors
Aspire Capital Fund, LLC
Lincoln Park Capital LLC
Reedy Creek Investments LLC
Malin Life Sciences Holdings Limited
Any affiliate of the foregoing persons

EXHIBIT A
FORM OF PRE-FUNDED WARRANT
[Attached hereto.]

EXHIBIT B
FORM OF COMMON WARRANT
[Attached hereto.]

EXHIBIT C
FORM OF REPRESENTATIVE’S WARRANT
[Attached hereto.]